UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2014

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)    On August 18, 2014, the Compensation and Development Committee (the “Compensation Committee”) of the Board of Directors of Thor Industries, Inc. (the “Company”) approved the following awards and compensation for the following executive officers for the Company’s fiscal year ending July 31, 2015 (the “2015 Fiscal Year”):

Peter B. Orthwein

Mr. Orthwein’s base salary and Performance Compensation Awards under the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”) for the 2015 Fiscal Year remain unchanged from those disclosed in the Company’s Proxy Statement on Form Def 14A filed on November 4, 2013.

Robert W. Martin

Mr. Martin’s base salary and Performance Compensation Awards under the 2010 Plan for the 2015 Fiscal Year remain unchanged from those disclosed in the Company’s Proxy Statement on Form Def 14A filed on November 4, 2013.

W. Todd Woelfer

Mr. Woelfer’s base salary for the Company’s 2015 Fiscal Year remains unchanged at $500,000. Mr. Woelfer was also granted Performance Compensation Awards under the 2010 Plan, payable in cash with respect to each fiscal quarter of the Company’s 2015 Fiscal Year in accordance with the 2010 Plan, equal to 0.15% of the Company’s net income before tax (excluding any impairment charges) for each fiscal quarter during the Company’s 2015 Fiscal Year. Mr. Woelfer was also granted a Performance Compensation Award under the 2010 Plan, payable in restricted stock units following the end of the 2015 Fiscal Year, equal to 0.15% of the net income before tax of the Company (excluding any impairment charges) for the 2015 Fiscal Year. The settlement date for this award will be the first trading day following the date the Company opens a trading window under the Company’s trading policy for corporate insiders (the “Company Trading Policy”) following the 2015 Fiscal Year, and the number of shares issued will be based upon the New York Stock Exchange (the “NYSE”) closing price of the Company’s common stock on such date. The restricted stock units granted pursuant to such award will vest in equal installments on the first, second, and third anniversaries of the settlement date. The receipt of the foregoing Performance Compensation Awards is contingent on Mr. Woelfer being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan. In an effort to more closely align Mr. Woelfer’s compensation package with the Company’s philosophy of performance-based pay, Mr. Woelfer’s compensation package has transitioned from a base salary and discretionary bonus to the base salary and Performance Compensation Awards outlined above. As with all of the executive officers, the Company reserves the right to award discretionary bonuses on a case-by-case basis.

Colleen A. Zuhl

Ms. Zuhl’s base salary for the Company’s 2015 Fiscal Year remains unchanged at $500,000. Ms. Zuhl was also granted Performance Compensation Awards under the 2010 Plan, payable in cash with respect to each fiscal quarter of the Company’s 2015 Fiscal Year in accordance with the 2010 Plan, equal to 0.15% of the Company’s net income before tax (excluding any impairment charges) for each fiscal quarter during the Company’s 2015 Fiscal Year. Ms. Zuhl was also granted a Performance Compensation Award under the 2010 Plan, payable in restricted stock units following the end of the 2015 Fiscal Year, equal to 0.15% of the net income before tax of the Company (excluding any impairment charges) for the 2015 Fiscal Year. The settlement date for this award will be the first trading day following the date the Company opens a trading window under the Company’s Trading Policy following the 2015 Fiscal Year, and the number of shares issued will be based upon the NYSE closing price of the Company’s common stock on such date. The restricted stock units granted pursuant to such award will vest in equal installments on the first, second, and third anniversaries of the settlement date. The receipt of the foregoing Performance Compensation Awards is contingent on Ms. Zuhl being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan. In an effort to more closely align Ms. Zuhl’s compensation package with the Company’s philosophy of performance-based pay, Ms. Zuhl’s compensation package has transitioned from a base salary and discretionary bonus to the base salary and Performance Compensation Awards outlined above. As with all of the executive officers, the Company reserves the right to award discretionary bonuses on a case-by-case basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: August 19, 2014	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary